REGISTRATION RIGHTS AGREEMENT


         This Registration Rights Agreement, dated as of June 9, 2003 (this "Agreement"), is by and among MAVERICK TUBE CORPORATION, a Delaware corporation (the "Company"), and J.P. MORGAN SECURITIES INC., JEFFERIES & CO., INC., and RAYMOND JAMES & ASSOCIATES, INC. (collectively, the "Initial Purchasers").

         This Agreement is entered into in connection with the Purchase Agreement, dated as of June 3, 2003 (the "Purchase Agreement"), by and among the Company and the Initial Purchasers, which provides for the sale by the Company to the Initial Purchasers of $100,000,000 aggregate principal amount of the Company's 4.00% Convertible Senior Subordinated Notes Due 2033 (the "Firm Notes"), plus up to an additional $20,000,000 aggregate principal amount of the same which the Initial Purchasers may subsequently elect to purchase pursuant to the terms of the Purchase Agreement (the "Additional Notes" and together with the Firm Notes, the "Convertible Notes"). The Convertible Notes are being issued pursuant to an Indenture dated as of June 9, 2003 between the Company and The Bank of New York, as trustee (the "Indenture"). The Convertible Notes are convertible into shares of common stock, par value $0.01 per share of the Company ("Common Stock"), at the initial conversion rate set forth in the Offering Memorandum dated June 3, 2003, which was used in connection with the offering of the Convertible Notes (the "Offering Memorandum"), subject to adjustment in accordance with provisions of the Indenture.

         In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement for the benefit of the Initial Purchasers and any subsequent Holder or Holders of the Convertible Notes or Underlying Shares as provided herein. The execution and delivery of this Agreement is a condition to the obligations of the several Initial Purchasers to purchase the Firm Notes under the Purchase Agreement.

         The parties hereby agree as follows:

         1. Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

         "Additional Notes" shall have the meaning set forth in the second introductory paragraph hereto.

         "Agreement" shall have the meaning set forth in the first introductory paragraph hereto.

         "Applicable Conversion Price" shall mean, as of any time of determination, the amount determined by dividing (i) $1,000 by (ii) the Conversion Rate in effect at that time or, if no Convertible Notes are then outstanding, the Conversion Rate that would be in effect under the Indenture at that time if Convertible Notes were then outstanding.

         "Business Day" shall mean any day that is not a Saturday, Sunday or a day on which commercial banks in New York are authorized or required by law to remain closed.

         "Closing Date" shall mean June 9, 2003.

         "Common Stock" shall have the meaning set forth in the second introductory paragraph hereto.

         "Company" shall have the meaning set forth in the first introductory paragraph hereto.

         "Controlling Person" shall have the meaning set forth in Section 6 hereof.

         "Conversion Rate" shall have the meaning set forth in the Indenture.

         "Convertible Notes" shall have the meaning set forth in the second introductory paragraph hereto.

         "Damages Payment Date" shall have the meaning set forth in Section 3(c) hereof.

         "Deferral Period" shall have the meaning set forth in Section 3(b) hereof.

         "Effectiveness Date" shall mean the 180th day after the Closing Date.

         "Effectiveness Period" shall have the meaning set forth in Section 2(a) hereof.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

         "Firm Notes" shall have the meaning set forth in the second introductory paragraph hereto.

         "Holder" shall mean an Initial Purchaser, for so long as it owns any Registrable Securities, and each of its successors, assigns and direct and indirect transferees who become owners of Registrable Securities (in each case, for so long as such successor, assign or direct or indirect transferee owns Registrable Securities).

         "Indemnified Holder" shall have the meaning set forth in Section 6 hereof.

         "Indemnified Person" shall have the meaning set forth in Section 6 hereof.

         "Indemnifying Person" shall have the meaning set forth in Section 6 hereof.

         "Indenture" shall have the meaning set forth in the second introductory paragraph hereto.

         "Initial Filing Deadline" shall mean the 90th day after the Closing
Date.

         "Initial Purchasers" shall have the meaning set forth in the first introductory paragraph hereto.

         "Initial Shelf Registration" shall have the meaning set forth in
Section 2(a) hereof.

         "Inspector" shall have the meaning set forth in Section 4(n) hereof.

         "Liquidated Damages" shall have the meaning set forth in Section 3(a) hereof.

         "Majority Holders" shall mean, as of any time, Holders of a majority of the Underlying Shares outstanding at that time and constituting Registrable Securities; provided that: (i) for the purposes of this definition, Holders of Convertible Notes outstanding as of that time and constituting Registrable Securities shall be deemed to be Holders of the number of Underlying Shares into which such Convertible Notes are or would be convertible as of such time; and
(ii) whenever the context indicates that the "Majority Holders" of Registrable Securities owned by a specified group of Holders is to be determined as of any time, only those Registrable Securities owned by such Holders as of that time shall be considered in determining the Majority Holders pursuant to the foregoing provisions for the purposes of such determination.

         "NASD" shall have the meaning set forth in Section 4(q) hereof.

         "Offering Memorandum" shall have the meaning set forth in the second introductory paragraph hereto.

         "Person" shall mean an individual, partnership, corporation, limited liability company, unincorporated association, trust, joint venture or similar entity, or a government or an agency or political subdivision thereof.

         "Prospectus" shall mean the prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

         "Purchase Agreement" shall have the meaning set forth in the second introductory paragraph hereto.

         "QIU" shall have the meaning set forth in Section 4(q) hereof.

         "Records" shall have the meaning set forth in Section 4(n) hereof.

         "Registrable Securities" shall mean all Convertible Notes and all Underlying Shares upon original issuance thereof and at all times subsequent thereto until the earliest to occur of (i) a Registration Statement covering such Convertible Notes and Underlying Shares having been declared effective by the SEC and such Convertible Notes and Underlying Shares having been disposed of pursuant to such effective Registration Statement, (ii) such Convertible Notes and Underlying Shares having been sold in compliance with Rule 144 or could (except with respect to affiliates of the Company within the meaning of the Securities Act) be sold in compliance with Rule 144(k), or (iii) such Convertible Notes and any Underlying Shares ceasing to be outstanding.

         "Registration Default" shall have the meaning set forth in Section 3(a) hereof.

         "Registration Statement" shall mean any registration statement of the Company filed with the SEC pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

         "Rule 144" shall mean Rule 144 promulgated under the Securities Act, as such rule may be amended from time to time, or any similar rule (other than Rule
144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

         "Rule 144A" shall mean Rule 144A promulgated under the Securities Act, as such rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the SEC.

         "Rule 415" shall mean Rule 415 promulgated under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

         "SEC" shall mean the United States Securities and Exchange Commission or any successor agency or governmental body performing the functions currently performed by the United States Securities and Exchange Commission.

         "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

         "Shelf Registration" shall have the meaning set forth in Section 2(b) hereof.

         "Shelf Registration Statement" shall have the meaning set forth in
Section 2(b) hereof.

         "Subsequent Shelf Registration" shall have the meaning set forth in
Section 2(b) hereof.

         "TIA" shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder.

         "Trustee" shall mean the trustee under the Indenture.

         "Underlying Shares" shall mean the shares of Common Stock into which the Convertible Notes are convertible or that have been issued upon any conversion of the Convertible Notes into shares of Common Stock.

         "Underwritten registration or underwritten offering" shall mean a registration in which securities of the Company are sold to an underwriter for reoffering to the public.

         2. Shelf Registration.

         (a) Shelf Registration. The Company agrees to file as promptly as practicable (but in any event within 90 days of the Closing Date) with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Securities (the "Initial Shelf Registration").

         The Initial Shelf Registration shall be on Form S-3 or another appropriate form permitting registration of such Registrable Securities for resale by Holders in the manner or manners (i) designated by the Holders (including, without limitation, one or more underwritten offerings) and (ii) that comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference where permitted all financial statements required by the SEC to be filed therewith. The Company shall not permit any securities other than the Registrable Securities to be included in the Initial Shelf Registration or any Subsequent Shelf Registration (as defined below).

         The Company shall use its reasonable best efforts to cause the Initial Shelf Registration to be declared effective by the SEC under the Securities Act on or prior to the Effectiveness Date and to keep such Initial Shelf Registration continuously effective under the Securities Act for a period until the earliest of (i) the date on which all the Registrable Securities covered by the Initial Shelf Registration have been sold in the manner set forth and as contemplated in the Initial Shelf Registration, and (ii) the date on which all the Registrable Securities (x) held by Persons who are not affiliates of the Company may be resold pursuant to Rule 144(k) under the Securities Act or (y) cease to be outstanding (such period being the "Effectiveness Period"), or such shorter period ending when a Subsequent Shelf Registration covering all the Registrable Securities has been declared effective by the SEC under the Securities Act.

         (b) Subsequent Shelf Registrations. If the Initial Shelf Registration or any Subsequent Shelf Registration ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the securities registered thereunder), the Company shall use its reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 45 days of such cessation of effectiveness amend the Initial Shelf Registration in a manner to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional "shelf" Registration Statement pursuant to Rule 415 covering all of the Registrable Securities (a "Subsequent Shelf Registration"). If a Subsequent Shelf Registration is filed, the Company shall use its reasonable best efforts to cause the Subsequent Shelf Registration to be declared effective by the SEC under the Securities Act as soon as practicable after such filing and to keep such Registration Statement continuously effective until the termination of the Effectiveness Period or for such shorter period ending when another Subsequent Shelf Registration has subsequently been declared effective by the SEC under the Securities Act. As used herein the term "Shelf Registration" means the Initial Shelf Registration and any Subsequent Shelf Registration and the term "Shelf Registration Statement" means any Registration Statement filed in connection with a Shelf Registration.

         (c) Supplements and Amendments. The Company shall promptly supplement and amend the Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration, if required by the Securities Act, or if reasonably requested by the Majority Holders of the Registrable Securities covered by such Registration Statement or by any underwriter of such Registrable Securities.

         3. Liquidated Damages.

         (a) The Company and the Initial Purchasers agree that the Holders of Registrable Securities will suffer damages if the Company fails to fulfill its obligations under Section 2 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Company agrees to pay liquidated damages on the Registrable Securities ("Liquidated Damages") under the circumstances and to the extent set forth below (each of which shall be given independent effect; each a "Registration Default"):

               (1) if the Initial Shelf Registration is not filed on or prior to the Initial Filing Deadline, then commencing on the day after the Initial Filing Deadline, Liquidated Damages shall accrue on the principal amount of the outstanding Convertible Notes that are Registrable Securities and on the Applicable Conversion Price of any outstanding Underlying Shares that are Registrable Securities at a rate of 0.50% per annum for the first 90 days immediately following the Initial Filing Deadline and at a rate of 1.00% per annum thereafter;

               (2) if the Initial Shelf Registration is not declared effective by the SEC on or prior to the Effectiveness Date, then commencing one day after the Effectiveness Date, Liquidated Damages shall accrue on the principal amount of the outstanding Convertible Notes that are Registrable Securities and on the Applicable Conversion Price of any outstanding Underlying Shares that are Registrable Securities at a rate of 0.25% per annum for the first 90 days immediately following the Effectiveness Date and at a rate of 0.50% per annum thereafter; and

               (3) if a Shelf Registration has been declared effective and such Shelf Registration ceases to be effective or available at any time during the Effectiveness Period (other than as permitted under Section 3(b) hereof), then Liquidated Damages shall accrue on the principal amount of the outstanding Convertible Notes that are Registrable Securities and on the Applicable Conversion Price of any outstanding Underlying Shares that are Registrable Securities at a rate of 0.25% per annum for the first 90 days commencing on the day such Shelf Registration ceases to be effective or available and at a rate of 0.50% per annum thereafter;

provided, however, that Liquidated Damages on the Registrable Securities may not accrue under more than one of the foregoing clauses (i), (ii) or (iii) for any given period of time, except that if Liquidated Damages would be payable under more than one clause above, but at a higher rate per annum under one clause than under another, then the Liquidated Damages rate shall be the higher rate; provided, further, that (1) upon the filing of the Shelf Registration as required hereunder (in the case of clause (a)(i) of this Section 3), (2) upon the effectiveness of the Shelf Registration as required hereunder (in the case of clause (a)(ii) of this Section 3), or (3) upon the effectiveness or availability of a Shelf Registration which had ceased to remain effective or available (in the case of (a)(iii) of this Section 3), Liquidated Damages on the Registrable Securities as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue. Any Liquidated Damages payable hereunder shall be subject to the subordination provisions set forth in
Article XV of the Indenture.

         (b) Notwithstanding paragraph (a) of this Section 3, the Company shall be permitted to suspend the effectiveness or availability of a Shelf Registration for up to 45 consecutive days in any 90 day period, for a total of not more than 120 days in any period of 12 consecutive months, without paying Liquidated Damages, if the Company determines, in its reasonable judgment based upon advice of counsel, that the continued effectiveness and use of the Shelf Registration would (i) require the disclosure of material information which the Company has a bona fide business reason for preserving as confidential or (ii) interfere with any financing, acquisition, corporate reorganization or other material transaction involving the Company or any of its subsidiaries. Any period during which the effectiveness or availability of the Shelf Registration is suspended in accordance with this Section 3(b) is referred to herein as a "Deferral Period."

         (c) So long as Convertible Notes remain outstanding, the Company shall notify the Trustee within two Business Days after each and every date on which an event occurs in respect of which Liquidated Damages is required to be paid. Any amounts of Liquidated Damages due pursuant to (a)(i), (a)(ii) or (a)(iii) of this Section 3 will be payable in cash semi-annually on each June 15 and December 15 (each a "Damages Payment Date"), commencing with the first such date occurring after any such Liquidated Damages commences to accrue, to holders of record of outstanding Registrable Securities on each preceding June 1 and December 1, respectively; provided, however, that any Liquidated Damages accrued with respect to any Convertible Notes or portion thereof called for redemption on a redemption date or purchased on a purchase date prior to the Damages Payment Date for such accrued Liquidated Damages shall be paid instead to the Holder who submitted such Convertible Notes or portion thereof for redemption or purchase on the applicable redemption date or purchase date, as they case may be, on such date. For purposes of computing the Liquidated Damages payable on any Damages Payment Date in respect of any outstanding Underlying Shares that are Registrable Securities, the date of determination of the Applicable Conversion Price of such Underlying Shares shall be the Business Day immediately preceding that Damages Payment Date.

         (d) The Trustee shall be entitled, on behalf of the Holders, to seek any available remedy for the enforcement of this Agreement, including for the payment of any Liquidated Damages. Notwithstanding the foregoing, the parties agree that the sole monetary damages payable for a violation of the terms of this Agreement with respect to which Liquidated Damages are expressly provided shall be as set forth in this Section 3, in addition to any remedies available to the Holders under the Indenture. Nothing herein shall preclude a Holder from pursuing or obtaining specific performance or other equitable relief with respect to this Agreement.

         4. Registration Procedures. In connection with the filing of any Registration Statement pursuant to and in accordance with Section 2 hereof, the Company shall effect such registrations to permit the sale of the securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with any Registration Statement filed by the Company hereunder the Company shall:

         (a) Prepare and file with the SEC on or prior to the Initial Filing Deadline, a Registration Statement or Registration Statements as prescribed by
Section 2 hereof, and use its reasonable best efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided, however, that before filing any Registration Statement or Prospectus or any amendments or supplements thereto (other than any post-effective amendment to any Registration Statement or supplement to any Prospectus filed solely pursuant to the third sentence of the penultimate paragraph of Section 4 hereof), the Company shall furnish to and afford the Holders of the Registrable Securities covered by such Registration Statement and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents proposed to be filed (other than documents filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are deemed incorporated by reference in such Registration Statement or Prospectus), in each case, where possible, at least five Business Days prior to such filing, or such later date as is reasonable under the circumstances. The Company shall not file any Registration Statement or Prospectus or any amendments or supplements thereto if the Majority Holders of the Registrable Securities covered by such Registration Statement or the managing underwriters, if any, shall reasonably object.

         (b) Prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration, as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period; cause the related Prospectus to be supplemented by any Prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented. Subject to Section 3(b) hereof, the Company shall be deemed not to have used its reasonable best efforts to keep a Registration Statement effective during the Effectiveness Period if it voluntarily takes any action that would result in selling Holders of the Registrable Securities covered thereby not being able to sell such Registrable Securities during that period unless such action is required by applicable law or unless the Company complies with this Agreement, including without limitation the provisions of Section 4(k) hereof.

         (c) Notify the selling Holders of Registrable Securities and the managing underwriters, if any, promptly (but in any event within two Business
Days), (i) when a Prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective under the Securities Act (including in such notice a written statement that any Holder may, upon request, obtain, at the sole expense of the Company, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose, (iii) of the happening of any event, the existence of any condition or any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in or amendments or supplements to such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) of the Company's determination that a post-effective amendment to a Registration Statement would be appropriate.

         (d) Use its reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus and, if any such order is issued, to use its reasonable best efforts to obtain the withdrawal of any such order at the earliest possible moment.

         (e) If requested by the managing underwriter or underwriters (if any) or the Majority Holders of the Registrable Securities being sold in connection with an underwritten offering (i) promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters (if any) or such Holders reasonably determine is necessary to be included therein, (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment and (iii) supplement or make amendments to such Registration Statement.

         (f) Furnish to each selling Holder of Registrable Securities, a single counsel to such Holders (chosen in accordance with Section 5(b) hereof) and each managing underwriter, if any, at the sole expense of the Company, one conformed copy of the Registration Statement or Registration Statements and each post-effective amendment thereto, including financial statements and schedules, and, if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

         (g) Deliver to each selling Holder of Registrable Securities, a single counsel to such Holders (chosen in accordance with Section 5(b) hereof) and the underwriters, if any, at the sole expense of the Company, as many copies of the Prospectus (including each form of preliminary prospectus), each amendment or supplement thereto, any documents incorporated by reference therein and such other documents as such Persons may reasonably request in order to facilitate the sale or other disposition of the Registrable Securities thereunder; and, subject to the final two paragraphs of this Section 4, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Registrable Securities, and any underwriters, agents and dealers, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

         (h) Prior to any public offering of Registrable Securities, use its reasonable best efforts to register or qualify, to the extent required by applicable law, and to cooperate with the selling Holders of Registrable Securities and the managing underwriter or underwriters, if any, in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities or offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, or the managing underwriter or underwriters, if any, reasonably request; provided, however, that where Registrable Securities are offered other than through an underwritten offering, the Company agrees: (i) to cause the Company's counsel to perform Blue Sky investigations and file registrations and qualifications required to be filed pursuant to this Section 4(h); and (ii) to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts and things that may be reasonably necessary or advisable to enable each Holder to complete the disposition of Registrable Securities owned by such Holder and covered by the applicable Registration Statement in each such jurisdiction; provided, however, that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

         (i) Cooperate with the selling Holders of Registrable Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and enable such shares of Registrable Securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or Holders may reasonably request.

         (j) Use its reasonable best efforts to cause the Registrable Securities covered by any Shelf Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be reasonably necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities, except as may be required solely as a consequence of the nature of such selling Holder's business, in which case the Company will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals.

         (k) Upon the occurrence of any event contemplated by paragraph 4(c)(ii), 4(c)(iii) or 4(c)(iv) hereof, as promptly as practicable give notice to suspend the availability in the Registration Statement as contemplated by
Section 3(b) hereof and, subject to Section 3(b) hereof, prepare and (subject to Section 4(a) hereof) file with the SEC, at the sole expense of the Company, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (l) Prior to the effective date of the first Registration Statement relating to the Registrable Securities, (i) provide the Trustee with certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Registrable Securities.

         (m) In connection with any underwritten offering of Registrable Securities pursuant to a Shelf Registration, enter into an underwriting agreement as is customary in underwritten offerings of securities similar to the Registrable Securities and take all such other actions as are reasonably requested by the managing underwriter or underwriters (including those requested by the Holders of a majority of the Registrable Securities being sold) in order to expedite or facilitate the registration or the disposition of such Registrable Securities and, in such connection: (i) make such representations and warranties to, and covenants with, the Holders and underwriters with respect to the business of the Company and its subsidiaries (including any acquired business, properties or entity, if applicable) and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings of securities similar to the Registrable Securities and confirm the same in writing if and when requested; (ii) obtain the written opinion of counsel to the Company and written updates thereof in form, scope and substance reasonably satisfactory to the Holders and such managing underwriter or underwriters and their respective counsel, addressed to each selling Holder and the underwriters covering the matters customarily covered in opinions requested in underwritten offerings of securities similar to the Registrable Securities and such other matters as may be reasonably requested by the Holders and such managing underwriter or underwriters; (iii) obtain "cold comfort" letters and updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included or incorporated by reference in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings of securities similar to the Registrable Securities; and (iv) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of Registrable Securities being sold or the managing underwriter or underwriters, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Company made pursuant to clause (i) above and as permitted by the Statement on Auditing Standards No. 72. The above shall be done as and to the extent required by such underwriting agreement.

         (n) Make available for inspection by any selling Holder of such Registrable Securities being sold, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorney, accountant or other agent retained by any such selling Holder, or underwriter (collectively, the "Inspectors"), at the offices where normally kept, during reasonable business hours at such time or times as shall be mutually convenient for the Company and the Inspectors as a group, all financial and other records, pertinent corporate documents and instruments of the Company and its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable the Inspectors to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested by any such Inspector in connection with such Registration Statement. If the Company determines, in good faith, that certain Records are confidential and so notifies the Inspectors in writing, the Company need not disclose such confidential Records to any Inspector unless such Inspector signs a confidentiality agreement reasonably satisfactory to the Company, which agreement shall provide that: (i) such confidential Records may be disclosed by the Inspector if (A) the disclosure of such Records is necessary to avoid or correct a material misstatement or material omission in such Registration Statement, (B) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (C) disclosure of such information is, in the opinion of counsel for any Inspector, necessary or advisable in connection with any action, claim, suit or proceeding, directly involving or potentially involving such Inspector and arising out of, based upon, relating to, or involving this Agreement or any transactions contemplated hereby or arising hereunder or (D) the information in such Records has been made generally available to the public other than through the acts of such Inspector; and (ii) prior notice shall be provided as soon as practicable to the Company of the potential disclosure of any information by such Inspector pursuant to clause (B) or (C) of this sentence to permit the Company to obtain a protective order (or waive the provisions of this paragraph (n)). Each Inspector shall take such actions as are reasonably necessary to protect the confidentiality of such information (if practicable) to the extent such actions are otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of the Holder or any Inspector, unless and until such information in such Records has been made generally available to the public other than as a result of a breach of this Agreement.

         (o) Provide (i) the Holders of the Registrable Securities to be included in such Registration Statement and not more than one counsel for all the Holders of such Registrable Securities chosen in accordance with Section 5(b) hereof, (ii) the underwriters (which term, for purposes of this Registration Rights Agreement, shall include a Person deemed to be an underwriter within the meaning of Section 2(11) of the Securities Act), if any, thereof, (iii) the sales or placement agent, if any, thereof, and (iv) one counsel for such underwriters or agents, reasonable opportunity to participate in the preparation of such Registration Statement, each Prospectus included therein or filed with the SEC, and each amendment or supplement thereto.

         (p) Comply with all applicable rules and regulations of the SEC and make generally available to its securityholders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

         (q) Cooperate with each seller of Registrable Securities covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD"), including, if the Conduct Rules of the NASD or any successor thereto as amended from time to time so require, engaging a "qualified independent underwriter" ("QIU") as contemplated therein and making Records available to such QIU as though it were a participating underwriter for the purposes of Section 4(n) hereof and otherwise applying the provisions of this Agreement to such QIU (including indemnification) as though it were a participating underwriter.

         (r) Cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement relating to the Registrable Securities; and in connection therewith, cooperate with the Trustee and the Holders of the Registrable Securities to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA; and execute, and use its reasonable best efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner.

         (s) Use its reasonable best efforts to take all other steps necessary or advisable to effect the registration of the Registrable Securities covered by a Registration Statement contemplated hereby.

         (t) Use its reasonable best efforts to cause the Underlying Shares to be listed on the New York Stock Exchange.

         The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company a completed Notice and Questionnaire in substantially the form attached to the Offering Memorandum and such other information regarding such seller and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request to the extent necessary or advisable to comply with the Securities Act. The Company may exclude from such registration the Registrable Securities of any seller if such seller fails to furnish such Notice and Questionnaire and such information within 20 Business Days after receiving such request. From and after the date a Shelf Registration Statement is declared effective under the Securities Act, the Company shall, as promptly as practicable after the date a Notice and Questionnaire is delivered, and in any event within five Business Days after such date, if required by applicable law, file with the SEC a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other document required by the SEC so that the Holder delivering such Notice and Questionnaire is named as a selling securityholder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of Registrable Securities in accordance with applicable law and, if the Company shall file a post-effective amendment to the Registration Statement, the Company shall use its reasonable best efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as practicable; provided, that if such Notice and Questionnaire is delivered during a Deferral Period, the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions required pursuant to this sentence as if such Holder had delivered such Notice and Questionnaire on the date of the expiration of the Deferral Period. Each seller as to which any Shelf Registration is being effected agrees to furnish promptly to the Company all information required to be disclosed so that the information previously furnished to the Company by such seller is not materially misleading and does not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made.

         Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon actual receipt of any notice from the Company of the happening of any event of the kind described in Section 4(c)(ii), 4(c)(iii) or 4(c)(iv) hereof, or upon the suspension of the availability of the Registration Statement as contemplated by Section 3(b) hereof, such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(k) hereof, or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed.

         5. Registration Expenses.

         (a) All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as provided in Section 4(h) hereof)), (ii) printing expenses, including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by the managing underwriter or underwriters, if any, or by the Majority Holders of the Registrable Securities included in any Registration Statement, (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company and reasonable fees and disbursements of one special counsel for the sellers of Registrable Securities (subject to the provisions of Section 5(b) hereof), (v) fees and disbursements of all independent certified public accountants referred to in Section 4(m)(iii) hereof (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance), (vi) Securities Act liability insurance, if the Company desires such insurance, (vii) fees and expenses of all other Persons retained by the Company, (viii) internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees of the Company performing legal or accounting duties), (ix) the expense of any annual audit, (x) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, if applicable, and (xi) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, securities sales agreements and any other documents necessary in order to comply with this Agreement. Notwithstanding anything in this Agreement to the contrary, each Holder shall pay all underwriting discounts and brokerage commissions with respect to any Registrable Securities sold by it.

         (b) The Company shall reimburse the Holders of the Registrable Securities being registered in a Shelf Registration for the reasonable fees and disbursements of not more than one counsel chosen by the Majority Holders of the Registrable Securities to be included in such Registration Statement, which counsel shall be Baker Botts L.L.P., until another firm shall be designated pursuant to this Section 5(b).

         6. Indemnification. The Company agrees to indemnify and hold harmless
(i) the Initial Purchasers, (ii) each Holder, (iii) each Person, if any, who controls (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) any of the foregoing (any of the Persons referred to in this clause (iii) being hereinafter referred to as a "Controlling Person"), (iv) the respective officers, directors, partners, employees, representatives and agents of any of the Initial Purchasers, the Holders (including predecessor Holders) or any Controlling Person (Person referred to in clause (i), (ii), (iii) or (iv) are hereinafter sometimes referred to as "Indemnified Holders"), from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus, or any amendment or supplement thereto or any related preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Holder furnished to the Company in writing by such Holder expressly for use therein; provided, however, that the Company shall not be liable to any Indemnified Holder under the indemnity agreement of this paragraph with respect to any preliminary prospectus to the extent that any such loss, claim, damage, liability, judgment or expense of such Indemnified Holder results from the fact that such Indemnified Holder sold Registrable Securities under a Registration Statement to a Person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus (or of the preliminary prospectus as then amended or supplemented if the Company shall have furnished such Indemnified Holder with such amendment or supplement thereto on a timely basis), in any case where such delivery is required by applicable law and the loss, claim, damage, liability or expense of such Indemnified Holder results from an untrue statement or omission of a material fact contained in the preliminary prospectus which was corrected in the Prospectus (or in the preliminary prospectus as then amended or supplemented if the Company shall have furnished such Indemnified Holder with such amendment or supplement thereto, as the case may be, on a timely basis). The Company shall notify each Indemnified Holder promptly of the institution, threat or assertion of any claim, proceeding (including any governmental investigation) or litigation in connection with the matters addressed by this Agreement which involves the Company or such Indemnified Holder.

         Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, officers and each Person who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Holder, but only with reference to such losses, claims, damages or liabilities that are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to such Holder furnished to the Company in writing by such Holder expressly for use in any Registration Statement or Prospectus, or any amendment or supplement thereto or any related preliminary prospectus.

         If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such Person (the "Indemnified Person") shall promptly notify the Person or Persons against whom such indemnity may be sought (each an "Indemnifying Person") in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 6 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 6. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 6 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding (whether or not an Indemnified Person requests the Indemnifying Person to retain counsel as contemplated by the immediately preceding sentence), any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) such Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) such Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to such Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include an Indemnifying Person and an Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that an Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Indemnified Holders shall be designated in writing by the Majority Holders, and any such separate firm for the Company, its directors, respective officers and such control Persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, such Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes (i) an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding and (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of an Indemnified Person.

         If the indemnification provided for in the first and second paragraphs of this Section 6 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Person on the one hand and the Indemnified Person on the other hand pursuant to the Purchase Agreement or from the offering of the Registrable Securities pursuant to any Shelf Registration or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Person on the one hand and the Indemnified Person on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and any Indemnified Holder on the other shall be deemed to be in the same proportion as the total net proceeds from the initial offering and sale of Convertible Notes (before deducting expenses) received by the Company bear to the total net proceeds received by such Indemnified Holder from sales of Registrable Securities giving rise to such obligations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or such Indemnified Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         Each of the Company and the Initial Purchasers agrees that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, in no event shall any Holder be required to contribute any amount in excess of the amount by which the net proceeds received by such Holder from the sale of the Registrable Securities pursuant to a Shelf Registration Statement exceed the amount of damages which such Holder would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

         The indemnity and contribution agreements contained in this Section 6 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Holder or any Person controlling any Holder or by or on behalf of the Company, its officers or directors or any other Person controlling any of the Company and (iii) acceptance of and payment for any of the Registrable Securities.

         7. Rules 144 and 144A. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder in a timely manner in accordance with the requirements of the Securities Act and the Exchange Act and, for so long as any Registrable Securities remain outstanding, if at any time the Company is not required to file such reports, it will, upon the request of any Holder or beneficial owner of Registrable Securities, make available such information necessary to permit sales pursuant to Rule 144A under the Securities Act. The Company further covenants that, for so long as any Registrable Securities remain outstanding, it will use its reasonable best efforts to take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144(k) and Rule 144A under the Securities Act, as such rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

         8. Underwritten Registrations. If any of the Registrable Securities covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Majority Holders of the Registrable Securities to be included in such offering and be reasonably acceptable to the Company.

         No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

         9. Miscellaneous.

         (a) No Inconsistent Agreements. The Company has not, as of the date hereof, and the Company shall not, after the date of this Agreement, enter into any agreement with respect to any of its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The Company has not entered and will not enter into any agreement with respect to any of its securities that will grant to any Person piggyback registration rights with respect to a Registration Statement, except to the extent any existing right has heretofore been validly waived.

         (b) Adjustments Affecting Registrable Securities. The Company shall not, directly or indirectly, take any action with respect to the Registrable Securities as a class that would adversely affect the ability of the Holders to include such Registrable Securities in a registration undertaken pursuant to this Agreement.

         (c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, other than with the prior written consent of the Company and the Majority Holders; provided, however, that Section 6 hereof and this Section 9(c) may not be amended, modified or supplemented without the prior written consent of the Company and each Holder (including, in the case of an amendment, modification or supplement of Section 6 hereof, any Person who was a Holder of Registrable Securities disposed of pursuant to any Registration Statement). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Registrable Securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders may be given by the Majority Holders of the Registrable Securities being sold by such Holders pursuant to such Registration Statement. Each Holder shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this Section 9(c), whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Registrable Securities or is delivered to such Holder. Each Holder may waive compliance with respect to any obligation of the Company under this Agreement as it may apply or be enforced by such particular Holder.

         (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or facsimile:

               (1) if to a Holder (other than an Initial Purchaser), at the most current address of such Holder set forth on the records of the security registrar under the Indenture, in the case of Holders of Convertible Notes, and in the stock ledger of the Company, in the case of Holders of Underlying Shares.

               (2) if to any of the Initial Purchasers:

                    J.P. Morgan Securities Inc. As Representative of the Initial Purchasers c/o J.P. Morgan Securities Inc. 277 Park Avenue, 9th Floor New York, New York 10017 Facsimile No.: (212) 622-2071 Attention: Syndicate Department

                    with copies to:

                    Baker Botts L.L.P. One Shell Plaza 910 Louisiana Street Houston, Texas 77002-4995 Facsimile No.: (713) 229-7738
                    Attention: Ted W. Paris, Esq.

               (3) if to the Company:

                    Maverick Tube Corporation 16401 Swingley Ridge Road Seventh Floor Chesterfield, Missouri 63017 Facsimile No.: (636) 733-1675 Attention: Pamela Boone

                    with copies to:

                    Gallop, Johnson & Neuman, L.C. 101 South Hanley, Suite 1600 St. Louis, Missouri 63105 Facsimile No.: (314) 615-6001
                    Attention: Robert H. Wexler, Esq.

         All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; one Business Day after being timely delivered to a next-day air courier; and when the addressor receives facsimile confirmation, if sent by facsimile.

         (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including the Holders; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and except to the extent such successor or assign holds Registrable Securities.

         (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (g) Headings; Interpretation. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. Unless the context otherwise requires, the words "herein," "hereof" and "hereunder" and words of similar import refer to this Agreement as a whole and not to any single provision of this Agreement, and words in the singular include the plural and vice versa.

         (h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS SITTING IN MANHATTAN, NEW YORK CITY, THE STATE OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

         (i) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

         (j) Securities Held by the Company or Its Affiliates. Whenever the consent or approval of Holders of a specified percentage or amount of Registrable Securities is required hereunder, Registrable Securities held by the Company or any other obligor on the Registrable Securities or any affiliate (as such term is defined in Rule 405 under the Securities Act) of the Company or any such other obligor shall be disregarded in determining whether such consent or approval was given by the Holders of such required percentage or amount.

         (k) Third-Party Beneficiaries. Holders of Registrable Securities are intended third party beneficiaries of this Agreement, and this Agreement may be enforced by such Persons.

         (l) Entire Agreement. This Agreement, together with the Purchase Agreement and the Indenture, is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understandings, correspondence, conversations and memoranda between the Initial Purchasers on the one hand and the Company on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                        MAVERICK TUBE CORPORATION


                                        By:  /s/ Gregg M. Eisenberg
                                             -----------------------------------
                                              Gregg M. Eisenberg
                                              Chief Executive Officer


Confirmed and accepted as of the date first above written:

J.P. MORGAN SECURITIES INC.

For itself and on behalf of the several
Initial Purchasers


By:  /s/ Paul O'Hern
     -----------------------------------
Name:  Paul O'Hern
       ---------------------------------
Title:   V.P.
        --------------------------------